UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 1, 2006

CASCADE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

3333-115637

(Commission File Number)

41-2122221

(IRS Employer Identification No.)

9595 Wilshire Blvd., Suite 900, Beverly Hills, CA, 90212

(Address of principal executive offices and Zip Code)

(310) 300-4063

Registrant's telephone number, including area code

5151 E. Broadway, Suite 1600, Tucson AZ, 85711

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 1, 2006, we entered into a consulting agreement with Dane Brown, our Vice President, Corporate Development and one of our directors, wherein we have agreed to pay him a monthly fee of $8,000 per month as well as reasonable out-of-pocket expenses incurred in performing the duties described in Schedule “A” of the agreement. The agreement commences January 1, 2006 and terminates December 31, 2006, and will automatically renew for an additional one year unless otherwise stipulated. The consulting agreement with Dane Brown is attached as Exhibit 10.1 to this Form 8-K.

On January 1, 2006, we entered into a consulting agreement with Scott Marshall, our President and one of our directors, wherein we have agreed to pay him a monthly fee of $15,000 per month as well as reasonable out-of-pocket expenses incurred in performing the duties described in Schedule “A” of the agreement. The agreement commences January 1, 2006 and terminates December 31, 2006, and will automatically renew for an additional one year unless otherwise stipulated. The consulting agreement with Scott Marshall is attached as Exhibit 10.2 to this Form 8-K.

On January 1, 2006, we entered into a consulting agreement with Chris Foster, one of our directors, wherein we have agreed to pay him a monthly fee of $6,500 per month as well as reasonable out-of-pocket expenses incurred in performing the duties described in Schedule “A” of the agreement. The agreement commences January 1, 2006 and terminates December 31, 2006, and will automatically renew for an additional one year unless otherwise stipulated. The consulting agreement with Chris Foster is attached as Exhibit 10.3 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

10.1	Consulting agreement dated January 1, 2006 between our company and Dane Brown.
10.2	Consulting agreement dated January 1, 2006 between our company and Scott Marshall.
10.3	Consulting agreement dated January 1, 2006 between our company and Chris Foster.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASCADE ENERGY, INC.

/s/ Dane Brown

By: Dane Brown

Vice President, Corporate Development and Director

Date: January 20, 2006